UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 7, 2008

Date of Report (Date of earliest event reported)

HOLMES BIOPHARMA, INC.

(Exact name of small business issuer as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-31129 Commission File No.	88-0412635 (IRS Employer Identification No.)

8655 East Via De Ventura, Suite G-200, Scottsdale, Arizona  85258

(Address of principal executive offices)

866-694-2803

(Issuer's telephone number)

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

         (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

         (17 CFR 240.13e-4(c))

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.02 Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

In connection with our audit for the year ended December 31, 2007 management of Holmes Biopharma, Inc. (“Holmes”) discovered that certain transactions had been recorded improperly and that there was an error in the calculation of the beneficial conversion features on a convertible debenture for the year ended December 31, 2006.  Accordingly, on April 7, 2008 our Chief Financial Officer concluded that previously issued financial statements for the fiscal year ended December 31, 2006 and the interim periods for the 2006 and 2007 fiscal years should no longer be relied upon.  Investors, potential investors and other readers of our SEC filings are cautioned not to rely on the financial statements that have not been restated for the year ended December 31, 2006 and the interim periods for the years ended December 31, 2006 and 2007.

The facts underlying the conclusion are as follows: While compiling the financial statements for the year ended December 31, 2007 we found the following errors:

•

For the year ended December 31, 2006 deferred revenues erroneously included $30,184 of costs incurred in excess of billings on contracts in progress.  As a result deferred revenue was decreased by $30,184 and total assets were increased by the same amount.

•

The beneficial conversion feature of a convertible debt was calculated in error and we must reduce the beneficial conversion feature from $963,716 to $590,000 and the related interest expense must also be reduced by $118,740.  These adjustments changed paid in capital and interest expense for the 2006 year.

•

A portion of loan fees paid with cash and common stock related to a convertible debenture were erroneously accounted for as assets rather than prepaid equity.  As a result, assets must decrease and prepaid equity must increase by $135,254 for the 2006 year.

•

During the year ended December 31, 2006 we erroneously accounted for certain shares of Regulation S common stock as if they were issued for cash, when they were actually issued for services.  As a result, operating expense and paid in capital were understated by $934,750.  In addition, the cash flows statement represented the shares as a reconciling item in operating activities, when, in order for the cash flows statement to be correct the shares would not have been reflected in that section.

These errors require material changes to our financial statements for the year ended December 31, 2006 and the interim periods for the years ended December 31, 2007 and 2006.

Our Chief Financial Officer discussed with our independent accountant, Chisholm Bierwolf and Nilson, LLC, the matters disclosed in this current report.  These adjustments appeared in the financial statements for the years ended December 31, 2007 and 2006, included in our annual report on Form 10-K for the year ended December 31, 2007.   We will prepare an amendment to the Form 10-KSB for the year ended December 31, 2006 and will file it as soon as practicable.

SIGNATURES

Pursuant to the requirements of the Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2008	HOLMES BIOPHARMA, INC. By: /s/ John F. Metcalfe John F. Metcalfe, President